Exhibit 1.01

FLAMEL TECHNOLOGIES S.A.

(a corporation (société anonyme) organized under the laws of the Republic of France)

[3,800,000] Ordinary Shares
in the form of
American Depositary Shares

SUBSCRIPTION AND PURCHASE AGREEMENT

Dated: October 2, 2003

FLAMEL TECHNOLOGIES S.A.
(a corporation (société anonyme) organized under the laws of the Republic of France)

[3,800,000] Ordinary Shares
in the form of
American Depositary Shares

(Nominal Value of approximately 0.1219 Euros per Ordinary Share)

SUBSCRIPTION AND PURCHASE AGREEMENT

October 2, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
UBS Securities LLC
SG Cowen Securities Corporation
Punk, Ziegel & Company, L.P.
Merriman Curhan Ford & Co.
Brean Murray & Co., Inc.
Puglisi & Co.
    as Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     Flamel Technologies S.A., a corporation (société anonyme) organized under the laws of the Republic of France (the “Company”), and the persons (other than the Company) listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to (i) the issuance by the Company of 2,000,000 of its Ordinary Shares, nominal value of approximately 0.1219 Euros per share (“Ordinary Shares”), (ii) the sale by the Selling Shareholders, acting severally and not jointly, of [1,800,000] Ordinary Shares in the form of American Depositary Shares (“ADSs”), each ADS representing one of the Company’s Ordinary Shares, in the respective numbers as set forth in Schedule B hereto, (iii) the subscription by Merrill Lynch of the Primary Shares (defined below), (iv) the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Ordinary Shares, in the form of ADSs, as set forth opposite their respective names in Schedule A hereto and (v) the grant by the

Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [570,000] additional Ordinary Shares in the form of ADSs to cover overallotments, if any.

     The aforesaid 2,000,000 new Ordinary Shares (the “Primary Shares”) to be issued by the Company and the [1,800,000] Ordinary Shares to be sold by the Selling Shareholders shall hereinafter be referred to as the “Initial Securities,” and all or any part of the additional [570,000] Ordinary Shares subject to the option described in Section 2(b) hereof shall hereinafter be referred to as the “Option Securities.” The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” The Option Securities and the Initial Securities other than the Primary Shares shall hereinafter be referred to as the “Secondary Shares.”

     Pursuant to resolutions adopted at an Extraordinary General Shareholders’ Meeting of the Company held on July 31, 2003 (the “Shareholders’ Meeting”), the board of directors of the Company was authorized and granted powers in accordance with Section L. 225-129 III paragraph 2 of the French Commercial Code to take all actions necessary to:

(i)	increase the Company’s share capital through the issuance of up to a maximum of 2,000,000 new Ordinary Shares, which Ordinary Shares shall be subscribed and paid for in cash;

(ii)	determine the issue price (including the issuance premium, in accordance with French law) of the Primary Shares to be subscribed for, which issue price shall be at least 90% of the “market price” for such Ordinary Shares on the trading day immediately preceding the date of subscription of such Primary Shares and at least $12 per Ordinary Share (based on a U.S. dollar/euro conversion rate set by Banque de France as of October 2, 2003);

(iii)	determine the date of subscription of the Primary Shares;

(iv)	select one subscriber of the Primary Shares among nine investment banks, including Merrill Lynch;

(v)	effect the capital increase and the subscription of the Primary Shares;

(vi)	receive the payment of the subscription price for the Primary Shares;

(vii)	deposit the funds received as payment of the subscription price in an account at a bank approved for such purposes in accordance with applicable law;

(viii)	reflect the capital increase in the Company’s articles of incorporation; and

(ix)	take any and all steps necessary to implement the capital increase and effect all formalities required by law.

     For purposes of the immediately preceding paragraph (ii) above, “market price” shall mean the last reported sale price per ADS on the Nasdaq National Market.

     The resolutions duly adopted at the Shareholders’ Meeting also duly authorized the cancellation of the preemptive rights of the Company’s securityholders (including shareholders and holders of warrants and other securities issued by the Company) in connection with such capital increase and acknowledged that the one investment bank that shall be the sole subscriber of the Primary Shares will immediately resell a portion of such Primary Shares, in the form of ADSs, in connection with a public offering to investors in the United States.

     Pursuant to the authorization granted at the Shareholders’ Meeting, at a meeting of the board of directors of the Company held on September 16, 2003, the board of directors of the Company selected Merrill Lynch as the sole subscriber of the Primary Shares to be issued by the Company in connection with the capital increase approved at the Shareholders’ Meeting.

     Pursuant to the authorization granted at the Shareholders’ Meeting, at a meeting of the board of directors of the Company held on October 2, 2003, the board of directors of the Company approved the issuance of the Primary Shares, with a nominal value of approximately 0.1219 Euros per Ordinary Share, in connection with the capital increase. The resolutions of the board of directors of the Company at such meeting held on October 2, 2003 also authorized and approved the Primary Shares to be subscribed for by Merrill Lynch, in cash, at the price per Ordinary Share as set forth in Schedule C hereto.

     The parties hereto understand that, in accordance with applicable laws of the French Republic, upon consummation of each of the following actions (collectively, the “Subscription Procedures”), and until such time as the Primary Shares are resold by Merrill Lynch, Merrill Lynch will become the owner of the Primary Shares to be issued by the Company:

(i)	the execution and delivery by Merrill Lynch of a subscription bulletin (in the form prepared by Flamel, attached hereto as Exhibit D) and the payment in full to the Company of the subscription price for the Primary Shares, which funds representing such payment shall be delivered to a bank designated by the Company as the depositary of the funds, banque dépositaire des fonds (the “Depositary of the Funds”);

(ii)	the receipt of the funds representing the payment in full of the subscription price, together with the subscription bulletin executed and delivered by Merrill Lynch, by the Company and by the Depositary of the Funds, banque dépositaire des fonds, and the credit of such funds to an account designated in the books of the Depositary of the Funds as the “Capital Increase” account, and the issuance by the Depositary of the Funds of a certificate (certificat du dépositaire des fonds) indicating such receipt and credit of funds;

(iii)	the issuance by the Company of the Primary Shares in accordance with the applicable laws of the French Republic; and

(iv)	the entry in the share transfer ledger of the Company of Merrill Lynch as the registered shareholder of the Primary Shares, and creation of an individual shareholder’s account and the entry in such account of the name of Merrill Lynch as registered shareholder of the Primary Shares.

     Upon becoming the owner of the Primary Shares, Merrill Lynch shall deposit such Primary Shares at the Closing Time (as defined herein) in accordance with the terms of a deposit agreement dated as of June 6, 1996 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder, so as to permit the offer, sale and delivery of ADSs representing the Primary Shares in connection with the public offering of the Initial Securities in the United States by the Underwriters (including Merrill Lynch) named in Schedule A hereto. The parties hereto understand and acknowledge that Merrill Lynch will resell a portion of such Primary Shares, in the form of ADSs, to the other Underwriters in the proportions set forth opposite the respective names of such Underwriters, as set forth in Schedule A hereto.

     The parties hereto agree that the Selling Shareholders will, at the Underwriters’ request, deposit the Secondary Shares (other than Secondary Shares represented by existing ADSs, which have already been so deposited) in accordance with the Deposit Agreement: (i) on or prior to the Closing Time (as defined herein) in the case of the Initial Securities and (ii) on or prior to each Date of Delivery (as defined below) in the case of Option Securities to be delivered on such Date of Delivery, in each case in accordance with the terms of the Deposit Agreement, so as to permit delivery of ADSs to the Underwriters in accordance with this Agreement.

     The Securities will be offered in the form of ADSs evidenced by ADRs. Each ADS will represent the right to receive one Ordinary Share. References to an issue, offer or sale of any Securities hereunder shall include such issue, offer or sale in the form of ADSs or Ordinary Shares, where the context so allows.

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-108202), including the related preliminary prospectus or prospectuses and prospectus supplements thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and a prospectus supplement in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus and supplement thereto that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus and supplement thereto used before such registration statement became effective, and any prospectus or supplement thereto that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including supplements thereto, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein at such time and the Rule 430A Information, is herein called the “Registration

Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

     A registration statement on Form F-6 (File No. 333-109281) relating to the ADSs has also been filed with the Commission (such registration statement, as amended at the time it becomes effective, including the exhibits thereto, is hereinafter referred to as the “ADS Registration Statement”). Unless the context otherwise requires, any reference herein to the term “Registration Statement” shall be deemed to include such ADS Registration Statement.

     The final prospectus (including prospectus supplements thereto) in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a)  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the 1933 Act Regulations.

The ADS Registration Statement in the form heretofore delivered to the Underwriters has been declared effective by the Commission in such form; no other document with respect to such ADS Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such ADS Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the ADS Registration Statement, when it became effective, complied, and any further amendments thereto will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration

Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared in all material respects with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation (société anonyme) in good standing under the laws of the Republic of France and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each material subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company as of June 30, 2003 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Except as otherwise disclosed in the Prospectus, the shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. Except as otherwise disclosed in the Prospectus, none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization and execution by the Depositary, constitutes a valid, legally binding and enforceable obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xii) Authorization and Description of the Securities.

(a) Primary Shares. The Primary Shares to be issued by the Company and subscribed for by Merrill Lynch have been duly authorized for issuance to and subscription by Merrill Lynch. Upon completion of the Subscription Procedures described above, the Primary Shares subscribed for by Merrill Lynch will be validly issued and fully paid and non-assessable. No holder of the Primary Shares will be subject to personal liability by reason of being such a holder, and the issuance of the Primary Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. There are no agreements or other instruments to which the Company is a party that would impair the ability of the Company to issue the Primary Shares to be subscribed for by Merrill Lynch pursuant to this Agreement or restrict the subsequent transfer of such Primary Shares.

(b) Secondary Shares. The Secondary Shares to be purchased by the Underwriters from the Selling Shareholders have been duly authorized for issuance, have been delivered by the Selling Shareholders to the Depositary pursuant to the Deposit Agreement against the issuance of ADSs representing such Secondary Shares, and are validly issued and fully paid and non-assessable. No holder of the Secondary Shares will be subject to personal liability by reason of being such a holder, and the issuance of the Secondary Shares and, subject to the terms of this Agreement, the sale of the Secondary Shares are not subject to the preemptive or other similar rights of any securityholder of the Company.

(c) Description of the Securities. The Ordinary Shares, Deposit Agreement, ADSs and ADRs conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.

(xiii) Issuance of ADRs. The Company has duly authorized the deposit with the Depositary of all Primary Shares to be subscribed for by Merrill Lynch and all Secondary Shares to be purchased by the Underwriters pursuant to this Agreement against issuance of ADRs evidencing ADSs; and, upon payment therefor on the Closing Time (or Date of Delivery as the case may be), the Securities will be free from any restriction on transfer or subsequent transfer, and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter (statuts) or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, the deposit of Ordinary Shares with the Depositary against the issuance of ADRs evidencing ADSs to be delivered pursuant to this Agreement, the issuance of the Primary Shares and the subscription of such Primary Shares by Merrill Lynch, and the issuance, sale and delivery of the Securities pursuant to this Agreement, will not contravene any provision of applicable law (except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or except in so far as indemnity and contribution is limited by applicable law or public policy) or the charter (statuts) or by-laws of the Company or any of the Agreements and Instruments that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the ADSs and other than those already obtained.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xviii) FDA and PTO Proceedings. To the Company’s knowledge, except as disclosed in the Prospectus, there are no rulemaking or similar proceedings before the U.S. Food and Drug Administration, the U.S. Patent and Trademark Office or the European Patent Office which affect or involve the Company or any of its subsidiaries or any of the processes or products which the Prospectus discloses the Company or any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

(xxi) Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) Registration Rights. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered under the Registration Statement other than rights which have been exercised and which securities have been included for registration in the Registration Statement or which have been waived.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and proposed in the Prospectus. The expected expiration of any of the Company’s Intellectual Property would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. The Company is not in material breach of any of its obligations under any options, licenses, or agreements with respect to the Intellectual Property. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(xxv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Deposit Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, including but not limited to the deposit of Ordinary Shares against the issuance of ADSs, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for actions to be taken subsequent to the Closing Time, as required under the laws of the French Republic.

(xxvii) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the

1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxviii) Compliance with Sarbanes-Oxley Act of 2002. The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the

Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxii) Insurance. The Company and its subsidiaries carry or are entitled to the benefit of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect

(xxxiii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiv) Suits and Proceedings. The Company and its obligations under this Agreement are or will be subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues has any right of immunity under the Republic of France, U.S. federal or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any French, New York or U.S.

federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, to the extent permitted by law the Company has waived or will waive such right and has consented or will consent to such relief and enforcement as provided in Section 17 of this Agreement.

(xxxv) Stamp Duties; Taxes. Except for (a) the stamp duty of approximately three (3) Euros payable in connection with the execution of the subscription bulletin (form of which is attached hereto as Exhibit D) and (b) the transfer tax of 3,049 Euros payable in connection with the transfer of the Primary Shares from the books of the Company to the Depositary against the issuance of ADRs evidencing the ADSs representing such Primary Shares, each such sum of which shall be payable by the Company, no stamp or other issuance or transfer taxes or duties or capital gains, income, withholding or other taxes are payable by or on behalf of Merrill Lynch as the sole subscriber of the Primary Shares, or by or on behalf of the Underwriters in the Republic of France or any political subdivision or taxing authority thereof or therein in connection with the deposit with the Depositary or its nominee of Ordinary Shares against the issuance of the ADRs evidencing ADSs, the purchase by the Underwriters of the Securities, the sale and delivery by the Underwriters of the Securities, the execution and delivery of this Agreement and the Deposit Agreement, or the consummation of the transactions contemplated hereby and thereby.

(xxxvi) Submission to Jurisdiction. The Company has the power to submit, and pursuant to this Agreement, has or will have legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal or state court in the State of New York, Borough of Manhattan, The City of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement and the Deposit Agreement, has or will have legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement and the Deposit Agreement in any federal or state court in the State of New York, Borough of Manhattan, The City of New York, as provided in Section 14 of this Agreement.

(xxxvii) No Further Action Required. This Agreement and the Deposit Agreement, and any other document required to be furnished hereunder or thereunder, and any action to be taken as provided hereunder or thereunder, is in proper legal form under the laws of the Republic of France for the enforcement thereof against the Company in the Republic of France without further action on the part of the Underwriters; and to ensure the validity, enforceability or admissibility in evidence in the Republic of France of this Agreement, the Deposit Agreement or any other document required to be furnished hereunder or thereunder, it is not necessary that this Agreement, the Deposit Agreement or such related document be submitted to, filed, recorded, or registered with any court or other authority in the Republic of France or that any tax (other than as set forth in this Section 1, subparagraph (xxxv) above), imposition or charge be paid on or in respect of this Agreement, the Deposit Agreement or such related document with respect to the institution of any judicial proceeding to enforce this Agreement or the Deposit Agreement in the Republic of France or in order to be able to enforce a foreign judgment with respect thereto in the Republic of France.

(xxxviii) Enforcement of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be declared enforceable against the Company by the courts of the Republic of France without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration, or similar tax or duty. The Company is not aware of any reason why the enforcement in the Republic of France of such a judgment in respect of this Agreement or the Deposit Agreement would be contrary to public policy in the Republic of France or any political subdivision thereof.

(xxxix) Listing of Securities. The Securities have been approved for quotation on the Nasdaq National Market, without any further action, subject only to official notice of issuance.

(xl) Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid and effective choice of law and in an action brought before a court of competent jurisdiction in the Republic of France, the laws of the State of New York would be recognized and applied by such court.

     (b)  Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter, with respect to it and not with respect to any other Selling Shareholder named herein, as of the date hereof, as of the Closing Time, and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. The Securities to be purchased by the Underwriters from such Selling Shareholder have been duly authorized for sale by such Selling Shareholder to the Underwriters pursuant to this Agreement.

(ii) Non-Contravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(iii) Certificates Suitable for Transfer. Ordinary Shares to be sold by the Selling Securityholders pursuant to this Agreement have been placed into custody with Credit Lyonnais, Paris, France, as custodian (the “Share Custodian”), with irrevocable conditional instructions to deliver such Ordinary Shares to the Depositary pursuant to this Agreement and the Deposit Agreement and to deliver the ADRs evidencing ADSs issued against such deposit in accordance with this Agreement and the Deposit Agreement. Any Securities represented by existing ADSs to be sold by such Selling Securityholder pursuant to this Agreement have been placed into custody with the Depositary, as custodian (the “ADS Custodian,” and each of the Share Custodian and ADS Custodian being a “Custodian”), with irrevocable conditional instructions to deliver the ADRs evidencing ADSs issued against such deposit in accordance with this Agreement..

(iv) Valid Title. Such Selling Shareholder has, at the Closing Time, and will have, at any applicable Date of Delivery, valid title to such Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder; and such Securities are duly authorized, validly issued, fully paid and non-assessable.

(v) Delivery of Securities. Upon the Underwriters’ acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

(vi) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Disclosure in the Prospectus. The information provided by such Selling Shareholder relating to it, as set forth in the Prospectus, is true and correct as of the date of the Prospectus and such Selling Shareholder consents to the disclosure in the Prospectus of the information provided by it. Except as disclosed in the Prospectus, within the past three years such Selling Shareholder has held no position or office or had any other material relationship with the Company.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(ix) No Further Agreements. There are no agreements or other instruments to which such Selling Shareholder is a party which would impair the ability of such Selling Shareholder to deposit the Securities to be sold by it pursuant to this Agreement with the Depositary or to transfer such Securities to or for the account of the Underwriters or restrict the subsequent transfer of such Securities.

(x) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or ADSs or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Ordinary Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder and (b) transactions in the Ordinary Shares or ADSs or other securities of the Company acquired in open market transactions after the Closing Time. In addition, if the Selling Shareholder is an entity, the entity may transfer their Ordinary Shares or ADSs to any affiliate of such entity; provided, however, that in any such case, (a) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Agreement and there shall be no further transfer of such securities except in accordance with this Agreement, (b) any such transfer shall not involve a disposition for value, and (c) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the 1934 Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

     (c)  Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 2. Issuance and Subscription of Primary Shares; Sale and Delivery to Underwriters; Closing.

     (a)  Primary Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue the Primary Shares at a subscription price per Ordinary Share as set forth in Schedule C hereto in accordance with applicable laws of the French Republic, and Merrill Lynch agrees to subscribe for all, and no less than all of the Primary Shares and pay the full subscription price therefor on the date of subscription which shall be at the Closing Time. At the Closing Time, and upon completion of the Subscription Procedures, Merrill Lynch shall be the owner of the Primary Shares and shall, at the request of the Underwriters, deposit such Primary Shares with the custodian of the Depositary pursuant to the terms of the Deposit Agreement against the issuance of ADRs evidencing ADSs. At the Closing Time, the Underwriters other than Merrill Lynch hereby agree to purchase from Merrill Lynch, as the sole subscriber of the Primary Shares, such number of Primary Shares as set forth opposite their respective names in Schedule A hereto, under the column captioned “Number of Primary Shares to be Subscribed For by Merrill Lynch or Purchased by the Underwriters Other than Merrill Lynch,” all in the form of ADSs, at a purchase price per Ordinary Share that is equal to the subscription price per Ordinary Share paid by Merrill Lynch to the Company.

     (b)  Secondary Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case, subject to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional securities. Each Underwriter shall purchase from the Selling Shareholders the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, under the column captioned “Number of Secondary Shares to be Purchased from the Selling Shareholders.”

     (c)  Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [[570,000]] Ordinary Shares, as set forth in Schedule B opposite the name of such Selling Shareholder, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the

Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (d)  Payment. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Merrill Lynch shall pay or cause to be paid in full, to the Depositary of Funds for the benefit of the Company, the subscription price for the Primary Shares at Closing Time. Such subscription price shall be paid by way of one or more wire transfers of funds to a non interest-bearing account of the Company on the books of the Depositary of the Funds designated as the “Capital Increase” account at the Closing Time. Upon receipt by the Depositary of the Funds of the subscription price for the Primary Shares, the Company or its appropriate agent shall reflect Merrill Lynch as the registered shareholder of the Primary Shares on its share transfer ledger of the Company, and create an individual shareholder’s account and cause to be entered in such account the name of Merrill Lynch as registered shareholder of the Primary Shares.

     The Underwriters other than Merrill Lynch hereby agree to purchase from Merrill Lynch, as the sole subscriber of the Primary Shares, such number of Primary Shares as set forth opposite their respective names in Schedule A hereto, under the column captioned “Number of Primary Shares to be Subscribed For by Merrill Lynch or Purchased by the Underwriters Other than Merrill Lynch,” all in the form of ADSs, at a purchase price per Ordinary Share that is equal to the subscription price per Ordinary Share paid by Merrill Lynch to the Company. Payment of the purchase price for the Primary Shares purchased by the Underwriters other than Merrill Lynch shall be made by way of one or more wire transfers at the Closing Time to an account designated by Merrill Lynch. Upon receipt by Merrill Lynch of the purchase price for the Primary Shares sold by Merrill Lynch to the other Underwriters, Merrill Lynch shall cause to be issued to or to the order of such other Underwriters the number of ADRs representing ADSs purchased by such Underwriters from Merrill Lynch.

     The parties hereto agree that payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on October 8, 2003 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Underwriters to the Company and the Selling Shareholders.

     Payment for the Secondary Shares shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank account(s) designated by the Selling Shareholders against delivery to the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized for its own account to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Secondary Shares representing the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (e)  Denominations; Registration. ADRs evidencing the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the 1933 Act Regulations.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares or ADSs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Ordinary Shares or ADSs issued or options to purchase Ordinary Shares or ADSs granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any Ordinary Shares or ADSs issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Compliance with Deposit Agreement. The Company will comply with the Deposit Agreement so that ADRs evidencing any ADSs representing Ordinary Shares will be executed and delivered by the Depositary to the Underwriters at the applicable Closing Time or Date of Delivery as the case may be.

     SECTION 4. Payment of Expenses.

     (a)  Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Ordinary Shares to the Depositary and the ADSs evidenced by the ADRs to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Ordinary Shares to Merrill Lynch, the deposit of the Ordinary Shares by Merrill Lynch with the Custodian for the Depositary against issuance of ADSs evidenced by ADRs, or the sale, issuance and delivery of ADSs evidenced by ADRs to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent, registrar, depositary or custodian for the Securities or the Ordinary Shares, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market .

     (b)  Expenses of the Selling Shareholders. Each of the Selling Shareholders will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (ii) the fees and disbursements of their respective counsel and other advisors and (iii) the fees and expenses of any Custodian.

     (c)  Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d)  Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder, and the obligation of Merrill Lynch to subscribe and pay for the Primary Shares, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement and the ADS Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b)  Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cariddi, Mee, Rué/Hogan & Hartson L.L.P., Paris, France, special counsel for the Company, as to matters of French law, of Hogan & Hartson L.L.P., Baltimore, Maryland, United States counsel for the Company, of Cabinet Plasseraud, patent counsel for the Company, and of Stephen Willard, General Counsel of the Company, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c)  Opinion of Counsel for the Selling Shareholders. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of counsel for each Selling

Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (d)  Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e)  Opinion of Counsel for the Depositary. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, L.L.P, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (f)  Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (g)  Certificates of Selling Shareholders. At Closing Time, the Underwriters shall have received a certificate on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (h)  Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young Audit a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i)  Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young Audit a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (j)  Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

     (k)  Purchase of Primary Shares from Merrill Lynch. In addition to the foregoing, and notwithstanding anything herein to the contrary, the obligation of Merrill Lynch to subscribe and pay for the Primary Shares is subject to the receipt by Merrill Lynch from each of the other Underwriters, on or prior to the date of subscription of the Primary Shares by Merrill Lynch, of the payment in full of the purchase price for all and not less than all of the respective number of Primary Shares to be purchased by such other Underwriters from Merrill Lynch pursuant to the terms of this Agreement, which purchase price shall be made to or to the order of Merrill Lynch by wire transfer of immediately available funds to bank account(s) designated by Merrill Lynch. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) waive such condition with respect to any one or more of the other Underwriters, it being understood that such waiver shall not relieve any Underwriter from its obligations hereunder.

     (l)  Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)	Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)	Certificates of Selling Shareholders. A certificate, dated such Date of Delivery, on behalf of each Selling Shareholder, confirming that the certificate delivered on behalf of such Selling Shareholder at Closing Time pursuant to Section 5(i) remains true and correct as of such Date of Delivery.

(iii)	Opinion of Counsel for Company. The favorable opinion, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery, of Cariddi, Mee, Rué/Hogan & Hartson L.L.P., Paris, France, special counsel for the Company, as to matters of French law, of Hogan & Hartson L.L.P., Baltimore, Maryland, United States counsel for the Company, of Cabinet Plasseraud, patent counsel for the Company, and of Stephen Willard, General Counsel of the Company, in each case in form and substance satisfactory to counsel for the Underwriters, and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)	Opinion of Counsel for the Selling Shareholders. The favorable opinion of counsel for each of the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)	Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in form and substance reasonably satisfactory to the Underwriters.

(vi)	Opinion of Counsel for the Depositary. The favorable opinion of Emmet, Marvin & Martin, L.L.P., counsel for the Depositary, dated such Date of Delivery, in form and substance satisfactory to counsel for the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vii)	Bring-down Comfort Letter. A letter from Ernst & Young Audit, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m)  Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (n)  Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities) may be terminated by the Underwriters by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a)  Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 34 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above, but only in respect of losses, liability, claims, damages or expenses arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that in no event shall the liability of any Selling Shareholder hereunder be greater in amount than the dollar amount of the net cash proceeds received by such Selling Shareholder from the sale of the Securities of such Selling Shareholder pursuant to the terms hereof.

     (b)  Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e)  Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as: (1) the total subscription price for the Primary Shares received by the Company from Merrill Lynch (before deducting expenses), (2) the total net proceeds from the offering of the Secondary Shares pursuant to this Agreement (before deducting expenses) received by Selling Shareholders and (3)

the total underwriting discount received by the several Underwriters, in each case that bears to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. The underwriting discount received by Merrill Lynch in respect of the Primary Shares shall be equal to the aggregate initial public offering price for the total number of Primary Shares subscribed for by Merrill Lynch and not sold to the other Underwriters for purposes of the public offering (the “Merrill Lynch Underwritten Shares”), less the aggregate subscription price paid to the Company that is attributable to the Merrill Lynch Underwritten Shares. The underwriting discount received by each of the several Underwriters other than Merrill Lynch in respect of the Primary Shares shall be equal to the aggregate initial public offering price for the number of Primary Shares purchased by such Underwriter from Merrill Lynch and sold in connection with the offering of the Securities pursuant to this Agreement, less the purchase price paid by such Underwriter to Merrill Lynch for such Primary Shares pursuant to the terms hereof. The underwriting discount received by each of the several Underwriters for the Option Securities shall be equal to the aggregate initial public offering price for the respective number of Option Securities purchased by such Underwriter pursuant to the terms of this Agreement, less the purchase price paid by such Underwriter to the relevant Selling Shareholder pursuant to the terms hereof.

     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, it being understood that, for purposes of this Agreement, the parties hereto agree that the Securities underwritten and distributed to the public by Merrill Lynch shall be equal to the sum of (1) the Merrill Lynch Underwritten Shares and (2) the Securities purchased by Merrill Lynch from the Selling Shareholders as set forth opposite Merrill Lynch’s name in Schedule A hereto under the column captioned “Number of Secondary Shares to be Purchased from the Selling Shareholders.”

     Further, notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Secondary Shares sold by it were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.

     (a)  Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement, including that portion of the Primary Shares to be purchased by the Underwriters from Merrill Lynch (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter, it being understood that the foregoing provisions shall apply only to the purchase by the Underwriters of the Securities to be sold pursuant to the terms of this Agreement, and shall not apply to the subscription by Merrill Lynch from the Company of the newly issued Primary Shares.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Underwriters or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Underwriters, by notice from the Underwriters to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Underwriters, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     (b)  If the Company shall fail at Closing Time to issue all of the Primary Shares that it is obligated to issue hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to the Underwriters at:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Attention: Equity Capital Markets

with a copy to:

Shearman & Sterling LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604
Attention: Thomas J. Friedmann
Facsimile No.: (202) 508-8100

Notices to the Company shall be directed to it at:

Flamel Technologies S.A.
Parc Club du Moulin à Vent
33, avenue du Docteur Georges Lévy
69693 Vénissieux
Attention : Stephen Willard
Facsimile No. : (202) 862-3933

with a copy to :

Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland 21202
Attention : Amy Bowerman Freed/Stephanie D. Marks
Facsimile No. : (410) 539-6981

Notices to the Selling Shareholders shall be directed to it as follows :

Gerard Soula
c/o Flamel Technologies S.A.
Parc Club du Moulin à Vent
33, avenue du Docteur Georges Lévy
69693 Vénissieux
Facsimile No. : 011-33-0-472-78-3446

Alta BioPharma Partners, L.P.
Flamel Chase Partners (AltaBio), LLC
Alta Embarcadero BioPharma Partners, LLC
c/o Alta BioPharma Partners LP
One Embarcadero Ste 4050
San Francisco, CA 94111
Attention : Hilary Strain
Facsimile No. : (415) 362-6178

J.P. Morgan Partners, L.P.
c/o J.P. Morgan Partners, LLC
50 California Street, Suite 2940
San Francisco, CA 94111

Attention : Anthony Azevedo
Facsimile No. : (917) 464-8532

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Submission to Jurisdiction; Appointment of Agent for Service. The Company irrevocably agrees that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or relating to this Agreement and the transactions contemplated hereby and thereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

     The Company (i) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, telephone number: (212) 664-1666 (together with any successor, the “Authorized Agent”), as its authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 17 and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Ordinary Shares shall be outstanding.

     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Merrill Lynch could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent on the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

FLAMEL TECHNOLOGIES S.A.

By:
Name:
Title:

GERARD SOULA

By:
Name: Gerard Soula Title: Chief Executive Officer, Flamel Technologies S.A.

ALTA BIOPHARMA PARTNERS, L.P.
By:	ALTA BIOPHARMA MANAGEMENT, LLC

By:
Member Name:
Title:

FLAMEL CHASE PARTNERS (ALTABIO), LLC
By:	ALTA/CHASE BIOPHARMA MANAGEMENT, LLC

By:
Member Name:
Title:

ALTA EMBARCADERO BIOPHARMA PARTNERS, LLC

By:
Member Name:
Title:

J.P. MORGAN PARTNERS, L.P.

By:	JPMP MASTER FUND MANAGER, L.P., General Partner

By:
Name:
Title:

By:	JPMP MASTER FUND MANAGER, L.P., General Partner

By:
Name:
Title:

CONFIRMED AND ACCEPTED for themselves and as Underwriters, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

SG COWEN SECURITIES CORPORATION

By:
Name:
Title:

PUNK, ZIEGEL & COMPANY, L.P.

By:
Name:
Title:

MERRIMAN CURHAN FORD & CO.

By:
Name:
Title:

BREAN MURRAY & CO., INC.

By:
Name:
Title:

PUGLISI & CO.

By:
Name:
Title:

SCHEDULE A

	Number of Primary
	Shares to be
	Subscribed For by		Number of Secondary
	Merrill Lynch or		Shares to be
	Purchased by the		Purchased from	Total Number of
	Underwriters Other		the Selling	Initial Securities
Name of Underwriter	than Merrill Lynch		Shareholders	to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[____________]	(1)
UBS Securities LLC	[____________]	(2)
SG Cowen Securities Corporation	[____________]	(2)
Punk, Ziegel & Company, L.P.	[____________]	(2)
Merriman Curhan Ford & Co.	[____________]	(2)
Brean Murray & Co., Inc.	[____________]	(2)
Puglisi & Co.	[____________]	(2)

TOTAL:	2,000,000		[1,800,000]	[3,800,000]

(1)	Excluding the Primary Shares sold to the other Underwriters pursuant to the terms and subject to the conditions of the Subscription and Purchase Agreement.

(2)	Primary Shares purchased from Merrill Lynch pursuant to the terms and subject to the conditions of the Subscription and Purchase Agreement.

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of
	Securities	Option Securities
	to be Issued or Sold	to be Sold

Flamel Technologies S.A. (1)	2,000,000	0
Alta BioPharma Partners, L.P. (2)	1,118,859	233,095
Flamel Chase Partners (AltaBio) LLC (2)	638,969	133,119
Alta Embarcadero BioPharma Partners, LLC (2)	42,172	8,786
J.P. Morgan Partners, L.P. (2)	[_________]	[________]
Gerard Soula (2)	0	200,000

TOTAL:	[3,800,000]	[570,000]

(1)	Issued by Flamel to Merrill Lynch in accordance with the terms and subject to the conditions of the Subscription and Purchase Agreement.

(2)	Alta BioPharma Partners, L.P., Flamel Chase Partners (AltaBio) LLC, Alta Embarcadero BioPharma Partners, LLC, J.P. Morgan Partners, L.P. and Gerard Soula are the “Selling Shareholders” for purposes of the Subscription and Purchase Agreement.

Sch B-1

SCHEDULE C

FLAMEL TECHNOLOGIES S.A.

[3,800,000] American Depositary Shares
Representing Ordinary Shares
(Nominal Value of approximately 0.1219 Euros per Ordinary Share)

1.     The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[______] per Ordinary Share, to be offered and sold in the form of ADSs.

2.     The subscription price for the Primary Shares to be paid by or on behalf of Merrill Lynch to the Company shall be [______] Euros per Ordinary Share (or an equivalent of U.S.$[______] per Ordinary Share).

3.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $[______] per Ordinary Share, being an amount equal to the initial public offering price set forth above less $[______] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(c) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation

Flamel Technologies, Inc.	State of Virginia

Sch D-1

SCHEDULE E

List of persons and entities subject to lock-up

Gerard Soula
Stephen Willard
Valerie Danaguezian
Jean-Noel Treilles
Raul Cesan
William Dearstyne
Michel Greco
Rafael Jorda
Remi Meyreuix
Roger Kravtzoff
You Ping Cheong Chan
Emmanuelle Bardet

Sch E-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL
(HOGAN & HARTSON L.L.P., BALTIMORE, MARYLAND)
TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (a) The Registration Statement, including the ADS Registration Statement has become effective under the Securities Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b)]and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission.

     (b) The Registration Statement, the ADS Registration Statement and the Prospectus, and each amendment and supplement thereto (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

     (c) The documents incorporated by reference in the Prospectus (except for the financial statements and supporting schedules included or incorporated by reference therein, as to which we express no opinion) on the date they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder.

     (d) The statements in the Prospectus under the captions “Business – Government Regulation,” “Business – New Drug Development and Approval Process – United States,” “Business – Regulation of Combination Drugs,” “Business – Marketing Approval and Reporting Requirements,” “Business – Post-marketing Obligations,” “Business – Patent Restoration and Exclusivity” and “Business – Regulation of Medical Devices – United States,” insofar as such statements purport to summarize applicable provisions of the FDC Act, and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

     (e) The information in the Prospectus under the captions

A-1-1

“Description of American Depositary Receipts” and “Plan of Distribution” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

     (f) The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate any provision of Applicable Federal Law, (ii) violate any court or administrative judgment, order or decree of which we have knowledge that names the Company or the Subsidiary and is specifically directed to either of them or any of their properties, (iii) violate any provision of the charter or bylaws of Flamel Technologies, Inc. or (iv) breach or constitute a default under any agreement or contract to which the Company or the Subsidiary is a party set forth on Schedule A hereto (except that we express no opinion as to financial covenants in such agreements and contracts).

     (g) No authorization, license, order, decrees, approval or consent of, or registration or filing with, any U.S. court or governmental authority or agency (other than under any federal or state securities laws) is necessary or required in connection with the due authorization, execution and delivery of the Subscription and Purchase Agreement on the date hereof or for the offering, issuance, sale or delivery of the Securities.

     (h) The Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon payment therefor at the Closing Time, the American Depositary Receipts evidencing the American Depositary Shares issued against the deposit of the Ordinary Shares will be free from any restriction on transfer or subsequent transfer, and persons in whose names the American Depositary Receipts are registered will be entitled to the rights of registered holders of the American Depositary Receipts specified therein and in the Deposit Agreement.

     (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the

A-1-2

Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

* * * * *

     During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial information and data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

* * * * *

A-1-3

Exhibit A-2

FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL
(CARIDDI, MEE, RUÉ/HOGAN & HARTSON L.L.P., PARIS, FRANCE)
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(a)	The Company is incorporated and is a validly existing French stock corporation (société anonyme) as of the date of the extrait K-bis referred to in paragraph 10 hereabove.

(b)	The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

A-2-1

Final Prospectus and to enter into and perform its obligations under the Agreement.

(c)	The authorized, issued and outstanding capital stock of the Company as of the date of the Final Prospectus, is as set forth in the third line under in the column entitled “Actual” under the caption “Capitalization” in the Final Prospectus (except for subsequent issuances, if any, pursuant to the Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Final Prospectus). Except as otherwise disclosed in the Final Prospectus, and other than in respect of share issuances by the Company, the validity of which can no longer be challenged in application of the relevant statute of limitations, all ordinary shares of the Company shown as issued and outstanding in said line under said caption are duly authorized and, assuming the actual receipt of consideration therefor as provided in the Company’s initial by-laws at the time of incorporation or in resolutions authorizing or deciding the issuance thereof, are validly issued, fully paid and non-assessable. Except as otherwise disclosed in the Final Prospectus, and other than in respect of share issuances by the Company, the validity of which can no longer be challenged in application of the relevant statute of limitations, none of the issued and outstanding ordinary shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares or other securities of the Company, except as described in the Final Prospectus.

(d)	The Primary Shares to be issued to Merrill Lynch, Pierce Fenner & Smith (“Merrill Lynch”) by the Company have been duly authorized for issuance to Merrill Lynch and, following the completion of all actions described in the Agreement, will be validly issued and fully paid and non-assessable. No securityholder of the

A-2-2

Company has any statutory preemptive or similar right or, to our knowledge, any contractual right to subscribe for any of the Primary Shares.

(e)	The execution and delivery of the Agreement have been duly authorized by all necessary corporate action of the Company, and the Agreement has been duly executed and delivered by the Company.

(f)	The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization and execution by the Depositary, constitutes a valid, legally binding and enforceable obligation of the Company, subject to the possible effect of the following: (i) bankruptcy, insolvency, moratorium, liquidation, reorganization and other similar laws, as such laws may be applied in the event of the bankruptcy, insolvency, liquidation or reorganization of the Company or a moratorium affecting the Company, (ii) laws of jurisdictions other than those of the French Republic, (iii) the possible unavailability in the French Republic of specific performance as a remedy, (iv) matters of international public policy as recognized by French courts, and (v) the exercise of judicial discretion.

(g)	The information in the Final Prospectus under the captions “Description of Share Capital”, “Business–Government Regulation”, “Business–New Drug Development and Approval Process—Other Countries”, “Business–Regulation of Medical Devices—Other Countries”, “Business–Other Regulation” and “Business–Litigation” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s by-laws or legal proceedings, or legal conclusions, has been reviewed by us, and is correct in all material respects.

(h)	No filing (except (i) publication formalities required to be made with the Registry of Commerce and Companies in Lyon, France and (ii) the capital contribution tax and transfer tax set forth in Articles 810 I and

A-2-3

726 of the French General Tax Code, respectively), authorization, approval, consent, license, order, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the due authorization, execution or delivery of the Agreement or for the issuance of the Primary Shares or sale and delivery of the Secondary Shares, as contemplated in the Final Prospectus.

(i)	The execution, delivery and performance on the date hereof by the Company of the Agreement, the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance of the Primary Shares and offering, sale and delivery of the Secondary Shares, and the use of the proceeds from the sale of such shares as described in the Final Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations under the Agreement do not (i) violate any provision of the applicable law of the French Republic, (ii) violate any court or administrative judgment, order or decree of which we have knowledge that names the Company and is specifically directed to the Company or the property of the Company, (iii) breach or constitute a default or Repayment Event under any document listed in Schedule A hereto, (iv) violate any provision of the by-laws (statuts) of the Company, except, in the cases of (i), (ii) and (iii), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect.

* * * * *

     During the course of the preparation of the Prospectus, we participated in conferences with representatives of the Company; we did not participate in any conferences with representatives of the independent public accountants of the Company or with you or your representatives during the course of the preparation of the Prospectus. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of

A-2-4

the statements in the Prospectus, we may state on the basis of our activities as special counsel to the Company in connection with the Prospectus that no facts have come to our attention which cause us to believe that (i) the Prospectus, as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) there are any legal or governmental proceedings pending or threatened against the Company other than those disclosed therein; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial information and data included or incorporated by reference in or omitted from the Prospectus.

A-2-5

EXHIBIT A-3

FORM OF OPINION OF COMPANY’S PATENT COUNSEL
(CABINET PLASSERAUD)
TO BE DELIVERED PURSUANT TO SECTION 5(b)

     The information in the Final Prospectus under the caption “Business—Patents and Proprietary Technology,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s by-laws or legal proceedings, or legal conclusions, has been reviewed by us, and is correct in all material respects.

A-3-1

Exhibit A-4

FORM OF OPINION OF STEPHEN WILLARD
GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[TO BE DISCUSSED]

     The execution, delivery and performance by the Company of the Subscription and Purchase Agreement, the consummation of the transactions contemplated in the Subscription and Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and the compliance by the Company with its obligations under the Subscription and Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate any provision of any applicable law, (ii) violate any court or administrative order, judgment, or decree to which the Company or any subsidiary of the Company is subject or that is specifically directed to the property of the Company or any of its subsidiary, (iii) breach or constitute a default or Repayment Event under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject, or (iv) violate any provision of the charter or by-laws of the Company’s subsidiaries, except, in the cases of (i), (ii) and (iii), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect.

A-4-1

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 5(g)

     (i)  The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

     (ii)  Upon issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the terms of the Deposit Agreement, the ADSs will be validly issued, and will entitle the holders of the ADSs to the rights specified in the ADRs and in the Deposit Agreement.

B-2-1

Exhibit C

FORM OF LOCK-UP AGREEMENT

October 2, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
UBS Securities LLC
SG Cowen Securities Corporation
Punk, Ziegel & Company, L.P.
Merriman Curhan Ford & Co.
Brean Murray & Co., Inc.
Puglisi & Co.
    as Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center
New York, New York 10080

     Re:        Proposed Public Offering by Flamel Technologies S.A.

Dear Sirs:

     The undersigned, a shareholder, officer and/or director of Flamel Technologies S.A., a corporation (société anonyme) organized under the laws of the Republic of France (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS Securities LLC, SG Cowen Securities Corporation, Punk, Ziegel & Company, L.P., Merriman Curhan Ford & Co., Brean Murray & Co., Inc. and Puglisi & Co. propose to enter into a Purchase Agreement (the “Subscription and Purchase Agreement”) with the Company and the Selling Shareholders providing for the public offering of American Depositary Receipts (“ADSs”) of the Company, each representing one of the Company’s Ordinary Shares, nominal value of approximately 0.1219 Euros per share (the “Ordinary Shares”).

     In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter named in the Subscription and Purchase Agreement that, during a period of 90 days from the date of the Subscription and Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs, whether now owned or hereafter acquired by the

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undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise.

     [INCLUDE THE FOLLOWING PARAGRAPH FOR LOCK-UP AGREEMENT OF S. WILLARD: Notwithstanding the foregoing, the parties to the Subscription and Purchase Agreement agree that the undersigned executive officer and director may offer, pledge, sell or otherwise dispose of or transfer up to 100,000 Ordinary Shares during such 90-day period.]

Very truly yours,

Signature:_______________________

Print Name:______________________

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Exhibit D

Form of Subscription Bulletin

FLAMEL TECHNOLOGIES
Société Anonyme au capital de 1.975.445 Euros
Siège Social :
Parc Club du Moulin à Vent
33, avenue du Docteur Georges Lévy
69693 VENISSIEUX (Rhône)
R.C.S. LYON B 379.001.530

SUBSCRIPTION FORM

We the undersigned:
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated

Located at:
4 World Financial Center
New York, New York 10080

Hereby certify and agree to:

1.     Subscribe for TWO MILLION (2,000,000) Ordinary Shares, nominal value 0.1219 Euros per share, of FLAMEL TECHNOLOGIES S.A. at the subscription price per share of [______] Euros (or an equivalent of U.S.$[______] per share), issued in accordance with the terms and conditions set forth in resolutions adopted at the Extraordinary General Assembly, dated July 31st, 2003, and resolutions adopted by the Board of Directors, dated September 16, 2003 and October 2, 2003.

2.     Make a payment for this subscription of a total sum of U.S.$[______], which is equivalent to an amount of [______] Euros (based on the Euro/U.S. Dollar exchange rate published by Banque de France as of October 2, 2003, as determined by the resolutions of the Board of Directors on October 2, 2003), in cash, representing payment in full of the subscription price for the 2,000,000 Ordinary Shares to the bank account designated by Flamel Technologies S.A. at Citibank N.A., New York, New York.

I acknowledge that I received a copy of this Subscription Form on this day, October 8, 2003.

MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:	_________________________
Name:
Title:

Valuable for TWO MILLION (2,000,000) Ordinary Shares.

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EXHIBIT E

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 5(c)

     (i)  No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by [each/the] Selling Shareholder for the performance by [each/the] Selling Shareholder of [their/its] obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

     (ii)  The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of [each/the] Selling Shareholder.

     (iii)  The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated therein and compliance by [each/the] Selling Shareholder with its obligations thereunder have been duly authorized by all necessary action on the part of [each/such] Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of [each/such] Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which [any/such] Selling Shareholder is a party or by which [his/her/it/they] may be bound, or to which any of the property or assets of [any/such] Selling Shareholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of [any/such] Selling Shareholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over [any/such] Selling Shareholder or any of its properties.

     (iv)  [Each/The] Selling Shareholder has valid title to, or a valid security entitlement in respect of, the Securities to be sold by [each/such] Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and [each/such] Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by [each/such] Selling Shareholder.

     (v)  Upon the Underwriters’ acquiring possession of ADRs evidencing ADSs to be sold by [each/the] Selling Shareholders, endorsed to the Underwriters and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that [each/such] Selling Shareholders had

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or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

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